EXHIBIT 99.1

1606 Corp. Signs Term Sheet with Sim Agro Inc. to Acquire Power Assets for Supplying Captive Energy to Data Centers and AI

PHOENIX, ARIZONA / ACCESSWIRE / November 18, 2025 / (OTC ID: CBDW) — 1606 Corp. (“1606” or the “Company”) a leading AI company, is thrilled to announce that it has signed an Acquisition Term Sheet to be acquired by Sim Agro Inc. (“Sim Agro”), a leading privately held power and sustainable energy company with extensive experience in energy generation and infrastructure development for various sectors including manufacturing and datacenters. Sim Agro has a first right of refusal contract to acquire a data center capable warehouse and power plant. After the acquisition, Sim Agro will become publicly-traded under the ticker “CBDW.”

“This is an exciting step for 1606 Corp.,” said Austen Lambrecht, CEO of 1606 Corp. “Sim Agro Inc.’s extensive experience in developing and operating power plants provides a strong foundation to support the next generation of data centers with reliable, efficient, and sustainable energy. Power is the lifeblood of data centers, and as demand for cloud services, AI, and digital infrastructure grows exponentially, the need for high-quality, uninterrupted energy has never been more critical. This acquisition positions 1606 Corp. to participate in a rapidly growing sector, and we plan to pursue an up-listing to a senior exchange once the transaction is completed.

Lambrecht continued, “Under the Term Sheet, Sim Agro Inc. intends to acquire a controlling interest in 1606 Corp., creating a public platform for the company’s strategic expansion into captive power generation for AI and new frontier digital infrastructure as well as setup data centers for these purposes. We believe the transaction positions 1606 Corp. to play a key role in the rapidly expanding sector of data center and AI by providing reliable, scalable, captive energy and data center infrastructure solutions critical to powering the global digital economy.”

Sim Agro Inc., led by President Dr. Karthik Raghavan PhD, brings along with a global team based in the U.S., India, South Korea, and the Middle East, extensive expertise in developing, managing and operating power-generation assets throughout the world. The company also has a first right of refusal contract to acquire a data center capable warehouse and power plant along with 100+ acres of additional land with pending funding, further strengthening its capacity for exponential growth.

Sim Agro Inc. has identified several such assets and plans to develop and operate captive power-generation facilities specifically designed to meet the rigorous demands of datacenter and AI infrastructure operations as well as construct data centers in conjunction with several partners in an effort to provide a complete solution.  This approach ensures consistent, high-quality captive power with grid backup, making AI and new generation digital frontiers more reliable to support and flourish without having to worry about their power and other infrastructure needs. This use of captive power also sidesteps the controversies surrounding the usage of grid power that potentially impact residential and other business consumers.

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Dr. Karthik Raghavan PhD, President of Sim Agro Inc., added, “By acquiring 1606 Corp., we gain a public-company platform to raise funds and execute our strategy of delivering reliable power for data centers. Data centers are the backbone of the digital economy and ensuring uninterrupted energy supply is essential for their operation. Our experience in international power assets enables us to deliver scalable, dependable energy solutions that meet the demanding needs of this vital industry.”

The Term Sheet outlines the framework under which Sim Agro Inc. will pursue the acquisition of a controlling position in 1606 Corp. and is subject to customary due diligence, regulatory approvals, and execution of definitive agreements. The transaction is expected to close in the coming months.

Following the completion of the deal, Sim Agro Inc. intends to pursue the development of power-generation assets and datacenter infrastructure dedicated to AI and digital operations, combining operational expertise with strategic energy assets and planning to meet the growing global demand for reliable and sustainable power.

About Sim Agro Inc.

Sim Agro Inc. is a privately held power-plant operations and energy-infrastructure company with extensive international experience in high-efficiency energy generation projects. Led by President Dr. Karthik Raghavan PhD, Sim Agro Inc. and their team have built and operated plants in India, Europe, South Korea, the Middle East, and the U.S., and continues to expand its portfolio of energy assets. The company is now entering the data-center sector, developing scalable and reliable power solutions and data center infrastructure with partners to support critical digital infrastructure worldwide.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI. Our team includes industry experts with over 50 years of experience in the technology sector. Director Gowri Shankar is an experienced executive who has grown companies and teams. He is a strong business development professional, skilled in SAAS, Mobile Advertising, Mobile Content, E-commerce, and Venture Capital. Mr. Shankar has and does serve boards of both public and private companies. Gowri also sits on the board of the TIE group in Seattle and hosts the podcast from Startup to Exit. Our other director Venu Aravamudan has 30+ years of experience as a software engineering and products leader delivering leading edge offerings for enterprise customers. He was most recently SVP of Engineering for Oracle’s cloud platform and identity, prior roles have included SVP & GM at F5 Networks where he developed the first generation of F5’s cloud services offerings, General Manager at Amazon/AWS RDS leading cloud database offerings and similar senior roles at Limelight Networks, VMware and Microsoft. Both have done extensive work in developing AI programs for Private and large companies. Our CEO Austen Lambrecht has been running all aspects of the public company including corporate operations, compliance, and accounting for four years. 1606 Corp. has successfully launched AI chatbot programs, been current and filed required disclosures on time under his leadership.

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For more information, please visit cbdw.ai.

Industry Information

Power Assets for Supplying Captive Energy to Data Centers and AI

The global captive power generation market, valued at approximately $227.9 billion in 2025, is projected to reach $310.9 billion by 2030, representing a compound annual growth rate (CAGR) of 6.4%.¹ Within this, the data center power infrastructure market is expected to expand from $20.2 billion in 2024 to $42.4 billion by 2030, growing at a CAGR of 13.2%.²

Driven by the rapid expansion of AI workloads and high-density computing, global data center electricity demand is forecast to more than double, rising from 61.8 GW in 2025 to 134.4 GW by 2030.³ This accelerating demand is fueling investments in captive and on-site power assets — including renewable microgrids, battery storage, and modular generation systems — as operators seek energy security, cost control, and sustainability.

Captive energy systems are increasingly viewed as critical enablers of AI infrastructure, ensuring reliable, low-latency power delivery for compute-intensive operations. As grid congestion and connection delays intensify, these private generation assets offer a strategic advantage for hyperscalers and colocation providers alike. The sector’s evolution toward renewable and hybrid energy models presents a long-term growth opportunity for investors focused on infrastructure, clean energy, and digital transformation.⁴

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to reliance on unaudited statements, the Company's need for additional funding, the impact of competitive products and services and pricing, the demand for the Company's products and services, and other risks that are detailed from time-to-time in the Company's filings with the SEC. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in the Company's most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, and in other documents the Company has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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1606 Contact

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

cbdw.ai

Sim Agro Contact

www.simagroinc.com

Karthik Raghavan

President, Sim Agro

info@simagroinc.com

+1 (555) 123‑4567

Sources:

1.       Mordor Intelligence – Captive Power Plant Market Report

2.       Grand View Research – Data Center Power Market Size & Trends

3.       S&P Global – Data Center Grid Power Demand Forecast

4.       Deloitte Insights – GenAI Power Consumption and Sustainable Data Centers

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